EXHIBIT 99.1

Company Contact:
Stephen A. Heit
201-528-8200
FOR IMMEDIATE RELEASE

CCA Industries, Inc. Reports Third Quarter 2017 Results

Ridgefield Park, NJ, October 16, 2017: CCA Industries, Inc. (NYSE AMERICAN: “CAW”) announced today its results for the third quarter and nine months ended August 31, 2017, which can be found in the table below.
Total net income increased to $377,683 for the three months ended August 31, 2017 from income of $321,367 for the same period in fiscal 2016. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) was $884,680 for the quarter as compared to $669,867 for the same period in fiscal 2016, an increase of 32.1%. Lance Funston, Chief Executive Officer commented, “The Company continues to improve on the bottom line, as management now focuses on improving the top line net sales. We will discuss more of our sales and marketing plans tomorrow when we hold our third quarter investor phone call. Investors may phone (844) 579-6824 to participate in the call. We invite any of our current or potential shareholders to join us.” The earnings call may also be accessed through a live audio webcast at:
https://event.on24.com/wcc/r/1472827/3F423DB12858BA27881640D623441ABB
Further information may also be found on the Company’s investor web site: www.ccainvestor.com
CCA Industries, Inc. manufactures and markets health and beauty aids, each under its individual brand name. The products include, principally, “Plus+White” toothpastes and teeth whiteners, “Bikini Zone” medicated topical and shave gels, “Nutra Nail” nail care treatments, “Scar Zone” scar treatment products, “Sudden Change” complete skin care regime, “Porcelana” skin care products and “Solar Sense” sun protection products.

Statements contained in the news release that are not historical facts are forward looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which would cause actual results to differ materially, from estimated results. Such risks and uncertainties are detailed in the Company's filings with the Securities and Exchange Commission. No assurance can be given that the results in any forward-looking statement will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.

CCA INDUSTRIES, INC.

	Three Months Ended
	August 31, 2017 (unaudited)	August 31, 2016 (unaudited)

Revenues	$5,334,368	$5,041,193

Total Net Income	$377,683	$321,367

Earnings per Share:
Basic
Continuing Operations	$ 0.05	$ 0.05
Discontinued Operations	$ 0.00	$ 0.00
	$ 0.05	$ 0.05

Earnings per Share:
Diluted
Continuing Operations	$ 0.05	$ 0.05
Discontinued Operations	$ 0.00	$ 0.00
	$ 0.05	$ 0.05

Weighted Average Shares Outstanding:
Basic	7,006,684	7,006,684
Diluted	7,165,027	7,048,011

Nine Months Ended
	August 31, 2017 (unaudited)	August 31, 2016 (unaudited)

Revenues	$ 15,719,428	$ 15,405,388

Net Income from Continuing Operations	$ 1,262,984	$ 961,315
Net (Loss) on Discontinued Operations	$—	$ (12,896)
Total Net Income	$ 1,262,984	$ 948,419

Earnings per Share:
Basic
Continuing Operations	$ 0.18	$ 0.14
Discontinued Operations	$ 0.00	$ 0.00
	$ 0.18	$ 0.14

Earnings per Share:
Diluted
Continuing Operations	$ 0.18	$ 0.14
Discontinued Operations	$ 0.00	$ 0.00
	$ 0.18	$ 0.14

Weighted Average Shares Outstanding:
Basic	7,006,684	7,006,684
Diluted	7,006,684	7,074,893

	Three months ended		Nine months ended
Reconciliation of EBITDA	August 31, 2017	August 31, 2016	August 31, 2017	August 31, 2016
to Net Income:	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net income	$ 377,683	$ 321,367	$ 1,262,984	$ 948,419
Interest expense	131,346	132,531	405,584	474,074
Provision for income tax	354,816	195,026	882,910	566,585
Depreciation & Amortization Expense	20,835	20,943	66,592	60,056
EBITDA	$ 884,680	$ 669,867	$ 2,618,070	$ 2,049,134